Portlnd2-4234015.1   0021524-00023


                  SECOND SUPPLEMENTAL INDENTURE

                  Dated as of January 20, 2000

                             between

              HOLLYWOOD ENTERTAINMENT CORPORATION,

                           AS ISSUER,

                               and

            U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                           AS TRUSTEE

                     Amending the Indenture,
                  Dated as of August 13, 1997,
                          as Amended by
                the First Supplemental Indenture,
                    Dated as of June 24, 1999

          SECOND SUPPLEMENTAL INDENTURE, dated as of January 20,
2000 (this "Supplemental Indenture"), among Hollywood
Entertainment Corporation, an Oregon corporation (the "Company") and U.S. Trust Company, National Association, as trustee under the Indenture referred to below (the "Trustee").

                      W I T N E S S E T H :

          WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 13, 1997, and the First Supplemental Indenture, dated as of June 24,
1999 (collectively and as amended from time to time, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $250,000,000 of 10 5/8% Senior
Subordinated Notes due 2004 (the "Securities");

          WHEREAS, as permitted by Section 9.2 of the Indenture, the Company intends to amend the Indenture (a) to permit the Company to designate Reel.com (as defined below), an Unrestricted Subsidiary, notwithstanding its failure to otherwise meet the tests set forth in the Indenture for that status and to add a category to the definition of "Permitted Investment" to prevent the Company's existing Investment in Reel.com, from causing a default when it becomes an Unrestricted Subsidiary, (b) to permit Reel.com to sell up to $30 million of its Capital Stock in a private placement before it is designated an Unrestricted Subsidiary, (c) to add a category to the definition of "Permitted Investment" to include a contribution of the Trademarks (as defined below) to a Wholly Owned Subsidiary of the Company, (d) to increase the Consolidated Coverage Ratio test for the incurrence of Indebtedness, and (e) make other miscellaneous changes to the Indenture as of the date first written above;

          WHEREAS, pursuant to Section 9.2 of the Indenture, the Company has received the written consent of the Holders of at least a majority in principal amount of the outstanding
Securities to the amendments to be effected by this Supplemental
Indenture;

          WHEREAS, pursuant to Section 9.2 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                            ARTICLE I
                           DEFINITIONS

               SECTION 1.1.   DEFINITION OF TERMS.

     For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

          (a) capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          (b) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and

          (c) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                           ARTICLE II
              AMENDMENTS TO THE ORIGINAL INDENTURE

          SECTION 2.1. The following definitions shall be added to Section 1.1 of the Indenture, in alphabetical order, and such definitions shall read in their entirety as follows:

          "`Amendment Effective Date' means January 20, 2000."

          "`Hollywood Management Company' means Hollywood
Management Company, an Oregon corporation and Wholly Owned
Subsidiary."

          "`Prohibited Reel.com Guarantee' means any Guarantee by the Company or any Restricted Subsidiary of or in respect of any Indebtedness or other obligation of any Reel.com Group Member."

          "`Reel.com' means Reel.com, Inc., a Delaware corporation and, at the Amendment Effective Date, a direct or indirect Wholly Owned Subsidiary, and any successor Person thereto."

          "`Reel.com Group Member' means Reel.com, Reel.com
Holding Company and all of the direct and indirect Subsidiaries thereof."

          "`Reel.com Holding Company' means a Subsidiary of the Company that is (i) a direct Subsidiary of the Reel.com Parent and (ii) the direct or indirect parent corporation of Reel.com and all other Reel.com Group Members."

          "`Reel.com Parent' means a Subsidiary of the Company that is the direct parent corporation of Reel.com Holding
Company."

          "`Reel.com Parent Guarantee' means the Guarantee of the payment of the Securities by the Reel.com Parent on the same terms and conditions of those set forth in this Indenture."

          "`Reel.com Unrestricted Designation' means the designation of the Reel.com Group Members as Unrestricted
Subsidiaries by the Board of Directors in the manner provided in the definition of `Unrestricted Subsidiary' herein, it being understood that any such designation shall be made with respect to all Reel.com Group Members then in existence."

          "`Reel.com Unrestricted Designation Disabling Event' means: (i) the Investments made by the Company and its Restricted Subsidiaries (excluding all Reel.com Group Members) in all Reel.com Group Members after December 31, 1999 and before the effective time of the Reel.com Unrestricted Designation (`Relevant Investments') shall exceed $25.0 million or, if the Excess Investment Payment has been paid, $40.0 million; provided, however, (A) no such Investment in excess of $25.0 million shall be made prior to August 1, 2000 and (B) the amount of any dividends, repayments of loans or transfers of assets that are paid prior to (or substantially simultaneously with) such effective time shall reduce the amount of Relevant Investments (but not below $0); (ii) the existence of any Prohibited Reel.com Guarantee; (iii) the failure of the Reel.com Parent to (x) have executed and delivered to the Trustee a supplemental indenture pursuant to which it will give the Reel.com Parent Guarantee,
(y) have Special Purpose Status and (z) be a Wholly Owned Subsidiary; (iv) if the Reel.com Unrestricted Designation shall have not occurred on or before July 31, 2000, the failure of the Company to have paid the Delayed Designation Payment; and (v) the occurrence and continuance of any other Default or Event of Default."

          "`Reel.com Upstream' means any dividends, repayments of loans or transfers of assets made by any Reel.com Group Member."

          "`Special Purpose Status' means: (i) in relation to Hollywood Management Company at any time, such Subsidiary shall not then be an operating company (other than with respect to services performed for the Company or any Restricted Subsidiary) or an obligor or guarantor with respect to any Indebtedness or other substantial liabilities or obligations other than the Senior Credit Facility, the Guarantee contemplated by
Section 4.14, obligations incurred in the ordinary course with respect to its employees, or solely as the result of its status as a member of the consolidated group including the Company as defined in Section 1504 of the Code or under the tax laws of any jurisdiction, and (ii) in relation to the Reel.com Parent at any time, such Subsidiary shall not then be an operating company or an obligor or guarantor with respect to any Indebtedness or other substantial liabilities or obligations other than the Senior Credit Facility, the Reel.com Parent Guarantee or solely as the result of its status as a member of the consolidated group including the Company as defined in Section 1504 of the Code or under the tax laws of any jurisdiction."

          "`Trademarks" means all trademarks, service marks, trade names, domain names, trade dress, logos, slogans, designs and other source-identifying indicia which are, have been, or will be used, adopted for use, or intended to be used in any way in connection with all products and services promoted, sold, rented, maintained or supported by the Company."

          "Trademark License Default" means a default by any party under the agreement pursuant to which the Trademark License is granted that results in or is reasonably likely to result in
(i) the inability of the Company to use the Trademarks or the loss to the Company of the practical benefits thereof or (ii) damages in a material amount to the Company and its Subsidiaries on a consolidated basis."

          "`Trademark License' means a license granted from Hollywood Management Company on or prior to December 31, 2000 permitting the Company and/or a Restricted Subsidiary to use the Trademarks pursuant to an agreement, a copy of which shall be filed by the Company with the Trustee promptly after execution thereof, that contains customary quality control guidelines, a definition of the geographical scope of the license, provisions establishing a reasonable royalty to be paid to Hollywood Management Company for the rights granted by the agreement, and provisions establishing procedures with respect to the selection, registration, maintenance and enforcement of the trademark rights governed by the agreement; provided that such agreement shall not contain provisions that restrict the Company's right to use the Trademarks in a manner substantially similar to its use of the Trademarks prior to the effectiveness of such agreement."

     SECTION 2.2.   The definitions of "Asset Disposition," "Net
Available Cash," "Permitted Investment," "Senior Indebtedness," and "Unrestricted Subsidiary" in Section 1.1 of the Indenture shall be amended to read in their entirety as follows:

          "`Asset Disposition' means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders),
(ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (w) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (x) for purposes of Section 4.6, a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.4, (y) a disposition of assets having a fair market value of less than $1 million, and (z) the sale by Reel.com Group Members of shares of Capital Stock in one or more private placements that (A) result in gross proceeds of no more than $30 million in the aggregate from and after the Amendment Effective Date and (B) do not result in or require any Prohibited Reel.com Guarantee. For purposes hereof, "ordinary course of business" for the Company shall be deemed to include, without limitation, (i) the sale of rental inventory, consistent with past practice, and (ii) sales or closures of stores; provided, however, that the Company or a Restricted Subsidiary acquires or opens another store within 90 days thereof for each such store sold or closed."

          "`Net Available Cash' from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition including without limitation under any indemnification obligations associated with such Asset Disposition. Net Available Cash from a Reel.com Upstream means cash payments received by the Company or any Subsidiary of the Company (excluding any Reel.com Group Member) from the Reel.com Upstream (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received)."

          "`Permitted Investment' means an Investment by the Company or any Restricted Subsidiary in (i) the Company; (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; provided further, that no such Investment shall constitute assets owned by the Company as of the Issue Date (or any substitute or replacement assets therefor); (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; provided, further, that no such Investment shall constitute assets owned by the Company as of the Issue Date (or any substitute or replacement assets therefor);
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted under Section 4.6 hereof; (x) Persons other than the Company and Restricted Subsidiaries (but excluding all Reel.com Group Members after the Reel.com Unrestricted Designation), in an aggregate amount after the Issue Date of up to $15 million; provided, however, the amount of any dividends, repayments of loans or transfers of assets as a return on such Permitted Investments shall reduce the amount of such $15 million amount used (but not below $0);
(xi) Hollywood Management Company in the form of a transfer or contribution of the Trademarks by the Company to Hollywood Management Company for so long as Hollywood Management Company
(A) remains a Restricted Subsidiary, (B) shall have granted to the Company the Trademark License and no Trademark License Default shall have occurred and be continuing and (C) has Special Purpose Status, and (xii) Reel.com Group Members notwithstanding their designation as Unrestricted Subsidiaries, provided such Investment is made prior to such designation and does not constitute or result in a Reel.com Unrestricted Designation Disabling Event."

          "`Senior Indebtedness' of the Company means (i) all Bank Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including the Guarantees by the Company of all Bank Indebtedness, (ii) the principal of and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) in respect of
(A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities, and (iii) all Obligations of the Company in respect of any of the foregoing; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture."

          "`Unrestricted Subsidiary' means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less, (B) if such Subsidiary has assets greater than $1,000 and is not a Reel.com Group Member, such designation would be permitted under Section 4.4 or (C) if such Subsidiary is a Reel.com Group Member, such designation occurs no later than December 31, 2000, no Reel.com Unrestricted Designation Disabling Event shall have occurred and be continuing, and the Reel.com Parent Guarantee shall have become effective pursuant to a supplemental indenture executed and delivered to the Trustee. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.3(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions."

     SECTION 2.3. Section 2.4 of the Indenture shall be amended to read in its entirety as follows:

     "SECTION 2.4. Paying Agent to Hold Money in Trust . On or prior to each due date of the principal and interest on any Security or of a payment under Section 4.17, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest or payment when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities or for a payment under Section 4.17 and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities."

     SECTION 2.4. Section 4.3 of the Indenture shall be amended to read in its entirety as follows:

          "SECTION 4.3.  Limitation on Indebtedness .

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.50 to 1 through and including June 30, 2001, 2.75 to 1 after June 30, 2001 through and including December 31, 2001, and 3.00 to 1 after December 31, 2001.

          (b) Notwithstanding Section 4.3(a), the Company and its Restricted Subsidiaries may Incur any or all of the following
Indebtedness:

          (i) Indebtedness and other Obligations Incurred pursuant to the Senior Credit Facility, to the extent that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed
$300,000,000;

          (ii) Indebtedness represented by $250,000,000 of the Securities;

          (iii)     Indebtedness outstanding on the Issue Date
     (other than Indebtedness described in clause (i) of this Section 4.3(b));

          (iv) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (v) Refinancing Indebtedness, the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be Incurred pursuant to paragraph (a) or pursuant to clause (ii), (iii) or this clause (v) of this Section 4.3(b);

          (vi) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;
          (vii) Hedging Obligations consisting of Interest Rate Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that such Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (viii) Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with the purchase or improvement of property (real or personal) or other capital expenditures in the ordinary course of business (including for the purchase of assets or stock of any Related Business) or consisting of Capitalized Lease Obligations Incurred, in either case subsequent to the Issue Date in an aggregate principal amount which does not exceed 5% of aggregate total revenue of the Company and its Restricted Subsidiaries (excluding the Reel.com Group Members, unless the Reel.com Unrestricted Designation shall not have occurred by December 31, 2000) during the most recently completed four fiscal quarter period on a consolidated basis (measured at the time of Incurrence);

          (ix) Guarantees of Indebtedness Incurred pursuant to the Senior Credit Facility (subject to compliance with Section 4.14); and

          (x) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (ix) above or paragraph (a)), does not exceed $10 million.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing Section 4.3(b) if the proceeds thereof are used, directly or indirectly, to Refinance
(i) any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations or (ii) any Senior Subordinated Indebtedness unless such Indebtedness shall be Senior Subordinated Indebtedness or Subordinated Obligations.

          (d)  For purposes of determining compliance with this
Section 4.3, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above. Any such classification shall be made as of the Incurrence date and shall not thereafter be changed. At the request of the Trustee, the Company shall promptly provide to the Trustee an Officers' Certificate setting forth any classifications of Indebtedness for purposes of this Section 4.3(b)."

          (e) Notwithstanding anything to the contrary set forth in this Section 4.3, from and after the Reel.com Unrestricted Designation, (i) the Company shall not, and shall not permit any Restricted Subsidiary to, Incur or suffer to exist any Prohibited Reel.com Guarantee and (ii) the Reel.com Parent shall (A) be fully obligated under the Reel.com Parent Guarantee, (B) have Special Purpose Status and (C) be a Wholly Owned Subsidiary."

     SECTION 2.5. Section 4.4(a) of the Indenture shall be amended to read in its entirety as follows:

          "SECTION 4.4.  Limitation on Restricted Payments .

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default or Event of Default will have occurred and be continuing (or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.3(a); or (iii) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of:

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements of the Company are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital
          Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company);

               (C)  the amount by which Indebtedness of the
          Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

               (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                              (E)  $5.0 million."

     SECTION 2.6. Sections 4.4(c) and 4.4(d) shall be added to the Indenture to read in their entireties as follows:

     "(c) Notwithstanding anything to the contrary set forth in this Section 4.4, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Investment in any Reel.com Group Member after the Reel.com
Unrestricted Designation."

     "(d) Notwithstanding anything to the contrary set forth in this Section 4.4, the Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, declare or pay a dividend or otherwise distribute to shareholders of the Company shares of Capital Stock of any Reel.com Group Member."

     SECTION 2.7. Section 4.5 of the Indenture shall be amended to read in its entirety as follows:

          "SECTION 4.5.  Limitation on Restrictions on
Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary,(b) to make any loans or advances to the Company or any Restricted Subsidiary or (c) to transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.5 (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.5 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

          (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

          (v) in the case of this Section 4.5(c), restrictions contained in security agreements or mortgages permitted hereunder securing Indebtedness of a Restricted Subsidiary permitted hereunder to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

          (vi) any restriction with respect to a Restricted
     Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (vii) any encumbrance or restriction pursuant to the Senior Credit Facility that is no more restrictive in any material respect than the encumbrances and restrictions contained in the Senior Credit Facility on the Issue Date; and

          (viii) any restrictions imposed by operation of applicable law."

     SECTION 2.8. The first two paragraphs of Section 4.6 of the Indenture shall be amended to read in their entirety as follows:

          "SECTION 4.6.  Limitation on Sales of Assets and
Subsidiary Stock.

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition, and at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents.

          With respect to any Asset Disposition occurring on or after the Issue Date or any Reel.com Upstream occurring after the Reel.com Unrestricted Designation from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall: (i) within 360 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company, in each case owing to a Person other than the Company or any Affiliate of the Company, or
(B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 4.6; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments."

     SECTION 2.9. Section 4.7(a) of the Indenture shall be amended to read in its entirety as follows:

     "SECTION 4.7.  Limitation on Affiliate Transactions.

     (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof: (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $1.0 million in any one year, (i) are set forth in writing, (ii) comply with clause
(1) of this Section 4.7 and (iii) have been approved by a majority of the disinterested members of the Board of Directors, and (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $5.0 million in any one year, (i) comply with clause
(2) and (ii) have been determined by a nationally recognized consulting, accounting, appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or, in the case of an Affiliate Transaction between the Company and a Restricted Subsidiary, to the Company. Notwithstanding the preceding provisions of this
Section 4.7(a), no fairness determination shall be required with respect to the Trademark License."

     SECTION 2.10.  In Section 4.11 of the Indenture, the
existing material after the heading shall be placed in a subsection "(a)," and a new subsection shall be added to read in its entirety as follows:

     "(b) Except for Liens securing the Senior Credit Facility, the Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly, Incur or permit to exist any Lien on the Capital Stock of Reel.com Holding Company or Reel.com Parent."

     SECTION 2.11.  Section 4.12 of the Indenture shall be
amended to read in its entirety as follows:

          "SECTION 4.12. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not
(i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness), or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Wholly Owned Subsidiary, (B) directors' qualifying shares,(C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, or (D) shares of Capital Stock of any Reel.com Group Member in one or more private placements that result in gross proceeds of no more than $30 million in the aggregate from and after the Amendment Effective Date; provided that, in the case of the foregoing clauses (C) and
(D), such issuance, sale or placement does not result in or require any Prohibited Reel.com Guarantee."

     SECTION 2.12. A new Section 4.17 shall be added to the Indenture to read in its entirety as follows:

          "SECTION 4.17. Additional Payments by the Company.

          (a) If the Investments made by the Company and its Restricted Subsidiaries (excluding all Reel.com Group Members) in all Reel.com Group Members from and after December 31, 1999 and before the effective time of the Reel.com Unrestricted Designation shall exceed $25.0 million (measured as described in the definition of "Reel.com Unrestricted Designation Disabling Event") for a period of more than 30 consecutive days, the Company shall pay to each Holder an amount equal to $10.00 for every $1,000 principal amount of Notes held by such Holder ("Excess Investment Payment").

          (b) If the Reel.com Unrestricted Designation shall not have occurred on or before July 31, 2000, the Company shall pay to each Holder an amount equal to $10.00 for every $1,000 principal amount of Notes held by such Holder ("Delayed
Designation Payment").

          (c) Payments pursuant to this Section 4.17 shall be made to the Holders of record at the close of business on the first Business Day following the date on which the event occurs that requires the Company to make such payment. Such payments shall be made on or before the earlier of (i) the next regular interest payment date that is no earlier than the 10th Business Day following the date on which the event occurs that requires the Company to make such payment or (ii) the 30th day following the date on which the event occurs that requires the Company to make such payment.

          (d) Payments pursuant to this Section 4.17 shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all amounts then due. The Company shall pay interest on overdue payments under this Section 4.17 at the same rate per annum set forth in the Securities to the extent lawful."

     SECTION 2.13. Section 6.1 of the Indenture shall be amended to eliminate the word "or" at the end of clause (vii), to add the word "or" to the end of clause (viii) and to add a clause (ix) read in its entirety as follows:

     "(ix)     there shall have occurred a Trademark License
Default and such default continues for a period of 30 days."


                           ARTICLE III
                          MISCELLANEOUS

     SECTION 3.1.   Company's Investment in Reel.com.  The
Company represents and warrants that as of December 31, 1999 its Investment in Reel.com did not exceed an aggregate of $55,000,000 plus the amount contributed by the Company to Reel.com effective
October 1, 1998.

     SECTION 3.2. Successors and Assigns. This Supplemental Indenture shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

     SECTION 3.3. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

     SECTION 3.4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

     SECTION 3.5. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     SECTION 3.6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 3.7.   Notices.

          (a) Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile or mailed by first-class mail addressed as follows:

If to the Company:                                Hollywood
                                   Entertainment Corporation
                                   9275 SW Peyton Lane
                                   Wilsonville, OR  97070
                                   Telecopy No.:  (503) 570-1701

                                   Attention:  Chief Financial
Officer

With copies to:                                   Stoel Rives LLP
(which copies shall not                      900 S.W. Fifth
                                   Avenue,Suite 2600
constitute notice)                                Portland, OR
                                   97204

Telecopy No.:  (503) 220-2480

                                             Attention:  Robert J.
               Moorman,Esq.

If to the Trustee:                                U.S. Trust
                                   Company, National Association
                                   One Embarcadero, Suite 2050

San Francisco, CA 94111

Telecopy No.:  (415) 392-0876

                                                  Attention: Corporate
                                   Trust Administration

          (b) The Successor Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          (d) Any notice or communication mailed or sent by overnight courier or facsimile to a Holder shall be sent to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

          (e) Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

          (f) Where this Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

     SECTION 3.8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.9.   Counterparts.  The parties may sign any
number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 3.10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                         HOLLYWOOD ENTERTAINMENT CORPORATION,
                         AS ISSUER

                         By:
                         Name:
                         Title:


                                   U.S. TRUST COMPANY, NATIONAL
                         ASSOCIATION,
                                             AS TRUSTEE


                         By:
                         Name:
                         Title: